As filed with the Secutities and Exchange Commission on February 29, 2012	Registration No. 333-35317

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Tractor Supply Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or orgainzation)

13-3139732
(I.R.S. Employer Identification No.)

200 Powell Place, Brentwood, Tennessee, 37027, (615) 440-4000
(Address, including zip code, and telephone number, including area code, of principal executive offices)

Tractor Supply Company Restated 401(k) Retirement Plan
(Full title of the plan)

Anthony F. Crudele
Executive Vice President – Chief Financial Officer and Treasurer
Tractor Supply Company
200 Powell Place
Brentwood, Tennessee 37027
(615) 440-4000
(Name, address, including zip code, and telephone number of Agent for Service)

Not applicable
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:	☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:	☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated file,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-3/A is being filed by Tractor Supply Company (the “Company”) solely to include as an exhibit the consent of its independent registered public accounting firm to the incorporation by reference of its reports on the financial statements appearing in the Company’s Annual Report on Form 10-K for the year ended December 25, 2010. The consent was inadvertently omitted from such Form 10-K. Other than the addition of the consent as an exhibit to this Post-Effective Amendment No. 1, there is no change to any information contained in the original Registration Statement on Form S-3 (File No. 333-35317) filed with the Securities and Exchange Commission on September 10, 1997.

Item 16. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3/A and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Brentwood, State of Tennessee, on February 29, 2012.

Tractor Supply Company

By:	/s/ Anthony F. Crudele
Name: Anthony F. Crudele
Title: Executive Vice President - Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Anthony F. Crudele Anthony F. Crudele	Executive Vice President – Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 29, 2012
/s/ James F. Wright James F. Wright	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	February 28, 2012
* Johnston C. Adams	Director	February 29, 2012
* William Bass	Director	February 29, 2012
* Peter Bewley	Director	February 29, 2012
* Jack C. Bingleman	Director	February 29, 2012
* Richard W. Frost	Director	February 29, 2012
* Cynthia T. Jamison	Director	February 29, 2012
* George MacKenzie	Director	February 29, 2012
* Edna K. Morris	Director	February 29, 2012

* By:	/s/ Benjamin F. Parrish, Jr.
Benjamin F. Parrish, Jr., Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Ernst & Young LLP
24.1	Power of Attorney